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                                  EXHIBIT 10.1





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                                PROMISSORY NOTE
                                   (SECURED)

$65,000.00                                                     February 24, 1995
                                                                Denver, Colorado


     FOR VALUE RECEIVED, URANIUM RESOURCES, INC., a Delaware corporation and URI, Inc., a Delaware corporation which is a wholly owned subsidiary of Uranium Resources, Inc. (collectively referred to hereinafter as "Maker"), promises to pay to the order of WALLACE M. MAYS, an individual resident of Denver, Colorado ("Lender"), at 490 Williams Street Parkway, Denver, Colorado, or at such other place as Lender may designate from time to time, the principal amount of Sixty-Five Thousand and No/100 Dollars ($65,000.00)(the "Principal Balance"), together with interest thereon as hereinafter provided, in lawful money of the United States of America. The Principal Balance hereof together with interest is payable on demand ("Maturity Date"); provided, however, that the Lender shall refrain from making demand until the earlier to occur of June 27, 1995 or the raising of capital of not less than $1 million by Maker. This Note shall be secured by certain mining properties owned by Maker in the State of Texas which shall be subject to a deed of trust and security agreement (the "Deed of Trust") dated March 27, 1995. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Deed of Trust.

INTEREST RATE:

     The entire outstanding Principal Balance of this Note shall accrue interest at a fluctuating rate per annum equal to the rate of interest announced publicly by Citibank, N.A. in New York from time to time as its prime rate (the "Prime Rate"), plus three percent (3%). Interest on the indebtedness evidenced by this Note shall be calculated on the basis of a year of 365 days and interest shall be computed at all times upon the unpaid Principal Balance.

PREPAYMENT:

     All or any portion of the Principal Balance may be prepaid at any time and from time to time, without premium or penalty but with accrued and unpaid interest to the date of prepayment on the amount so prepaid.

GENERAL TERMS:

     If the Principal Balance of this Note, accrued and unpaid interest and/or other charges due hereunder are not paid when due either on demand, the Maturity Date or such earlier date as herein provided or as a result of acceleration, such sums will bear interest from the due date at a rate ("Default Rate") equal to five percent (5%) per annum in excess of the Prime Rate, provided, however, that in no event shall the Default Rate be greater than that allowed by law. The failure to timely pay any amount due and owing under the terms of this Note shall be an Event of Default.





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     If an Event of Default shall occur, the entire unpaid Principal Balance hereof, together with any accrued interest, shall, at the option of Lender, become immediately due and payable upon five (5) days prior written notice to Maker and whether or not such option has been exercised, the outstanding Principal Balance shall thereafter bear interest at the Default Rate. The failure of Lender to exercise its rights hereunder upon the occurrence of one or more Events of Default shall not constitute a waiver of its rights in the event of any subsequent or continuing default. The remedies of Lender provided herein, or in any instrument securing or guaranteeing payment hereof, at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion for such exercise shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Lender's rights hereunder or under any instrument securing or guaranteeing payment of this Note or to protect or foreclose upon the security for this Note, Maker will pay to Lender its reasonable costs of collection or enforcement, including without limitation, attorneys' fees and all court costs and reasonable expenses incurred in connection therewith including those costs, expenses and attorneys' fees incurred after the filing by or against the Maker of any proceeding under any chapter of the Bankruptcy Code, Title 11 of the Unites States Code, or similar federal or state statute, and whether incurred in connection with the involvement of the Lender or any holder hereof as creditor in such proceedings or otherwise.

     For so long as Maker is not in default hereunder, all payments received by Lender on this Note shall be applied as follows, regardless of any designation elsewhere herein of such payments as principal, interest or other charges: first, to the repayment of sums advanced by Lender pursuant to the terms of the Deed of Trust for the payment of taxes, assessments, insurance premiums or other charges against the collateral (together with interest thereon from the date of advance until the date repaid), then the payment of any outstanding costs of collection or enforcement, attorneys' fees, court costs and other charges due hereunder, then to the payment of accrued but unpaid interest which is then due and payable, and finally, to reduction of the outstanding Principal Balance of this Note. From and after the occurrence of an Event of Default, all payments received by Lender on this Note shall be applied by Lender to attorneys' fees, court costs, costs of collection or enforcement, principal, interest and/or other charges due hereunder or under the Deed of Trust in such order as Lender shall determine in its sole discretion.


     If the Maker shall sell, exchange, convey, alienate, lease, encumber or otherwise dispose of (including without limitation a sale under contract) the property which is the security for this Note, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner whatsoever, either voluntarily or involuntarily, without the express prior written consent of the Lender, then the entire unpaid balance of this Note, irrespective of the maturity date otherwise expressly hereinabove, at the option of the Lender and without demand or notice shall immediately become due and payable.

     All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same within Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in





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the United States mail, postage prepaid, certified, return receipt requested, addressed as follow:


Maker's Address:                   Uranium Resources, Inc.
                                   URI, Inc.
                                   Three Park Central, Suite 1100
                                   1515 Arapahoe Street
                                   Denver, Colorado 80202
                                   Attn:  Paul K. Willmott, President of
                                     Uranium Resources, Inc.

Lender's Address:                  Wallace M. Mays
                                   490 Williams Street Parkway
                                   Denver, Colorado 80218

With a Copy to:                    Leonard N. Waldbaum, Esq.
                                   Waldbaum, Corn, Koff, Berger & Cohen, P.C.
                                   303 East Seventeenth Avenue
                                   Suite 940
                                   Denver, Colorado 80203

All notices, demands and requests shall be effective upon such personal delivery, or one(1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address to which notice was sent as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least five (5) business days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     All agreements between Maker and Lender expressly are limited so that in no event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid by Maker to Lender for the use, detention or forbearance of the amounts to be disbursed hereunder exceed the highest lawful contractual rate of interest permissible under the law which a court of competent jurisdiction, by a final, nonappealable order, determines is applicable hereto. If fulfillment of any provision herein contained at the time performance of such provisions becomes due involves exceeding such highest lawful contractual rate, then IPSO FACTO, the obligation to fulfill the same shall be reduced to such highest lawful contractual rate. In determining whether the amount of interest contracted for, charged or received with respect to this Note or the Deed of Trust exceeds the amount permitted by applicable law, all sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the indebtedness of the Maker to the Lender shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread throughout the full term of this Note until payment in full so that the rate of interest is uniform throughout its term. If by any circumstance the Lender shall ever receive as interest, an amount which would exceed such highest lawful contractual rate, the amount which may be deemed excessive interest shall be applied to the principal of the indebtedness evidenced hereby as of the day such payment was received and not to interest. The terms and provisions of this paragraph shall control all other terms and provisions contained herein, and in any document or instrument securing or guaranteeing





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the indebtedness evidenced by this Note.  If any provision of this Note or the application thereof to any party or encumbrance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in any such instance.

     Time is of the essence of this Note. Any waiver of any payment hereunder or under the Deed or Trust securing this Note at any time, shall not, at any other time, be taken to be a waiver of the terms of this Note, or the Deed of Trust securing it. On failure of the Maker in the performance of any agreement contained in the Deed of Trust or upon insolvency, appointment of a Receiver of any part of the property of, assignment for benefit of creditors by, or the commencement of any such proceedings by or against the Maker, all sums hereunder may become due and payable at once at the option of the Lender or holder(s) of this Note. Failure to exercise the option to accelerate shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     Maker, endorsers, sureties, guarantors and all persons who may become liable for all or any part of this obligation, severally expressly waive demand, protest, presentment and notice of dishonor and consent to any extension of time (whether one or more) of the payment hereof, release of all or any part of the security for the payment hereof and the taking or release of other or additional security. Such extensions or release of any party liable may be made at any time and from time to time without notice to any such party and without discharging such party's liability hereunder or under any guaranty hereof.

     Whenever used herein, the words "Maker" and "Lender" shall be deemed to include the respective successors and assigns of Maker and Lender. This Note is issued by Maker and accepted by Lender pursuant to a lending transaction negotiated and consummated in Denver, Colorado and this Note is to be governed by and construed according to the laws of the State of Colorado. Exclusive venue for any action arising out of this Note shall be in Denver County, Colorado, and venue in any other jurisdiction is hereby waived by the parties.

     The captions and headings of the various sections of this Note are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

     IN WITNESS WHEREOF, Maker has executed this instrument on the date first above written.

MAKER:

URI, INC., a Delaware corporation        URANIUM RESOURCES, INC., a Delaware
                                         corporation


BY:    Paul K. Willmott                          BY:    Paul K. Willmott
NAME:  Paul K. Willmott                          NAME:  Paul K. Willmott
TITLE: President                                 TITLE: President





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